                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Contacts:

At Hall, Kinion & Associates, Inc.                                                At The Financial Relations Board/BSMG Worldwide
Investor Contact:                                                                 Lisa Horn Chainey (General Information)
Martin Kropelnicki                                                                Elizabeth Saghi (Analyst Contact)
Vice President & CFO                                                              Dawn Swidorski (Media Contact)
(415) 925-5200                                                                    (415) 986-1591



            HALL, KINION & ASSOCIATES, INC. ANNOUNCES PRELIMINARY
                   FINANCIAL RESULTS FOR SECOND QUARTER 2001


San Jose, CA - July 10, 2001 -- Hall, Kinion & Associates, Inc. (NASDAQ: HAKI), The Talent Source for the Internet Economy(R), announced today preliminary second quarter financial results for the quarter ending July 1, 2001. Revenues are in line with prior guidance, while earnings are expected to be below expectations. This is due to the continuing economic slowdown and its impact on Hall Kinion's IT staffing business, particularly relating to the company's permanent placement division. Based on preliminary estimates, the company expects total revenues to be in the range of $45 to $47 million. Estimates for operating earnings per share are now expected to be a loss in the range of $0.04 to $0.05 per share. As previously indicated, additional restructuring charges of approximately $800,000 will be taken in this quarter.

"Hall Kinion's management team remains committed to taking the necessary measures to respond to these uncertain economic times by carefully managing our business on a quarter-to-quarter basis until long-term visibility improves," stated Brenda Rhodes, CEO of Hall Kinion. "We continue to remain cautiously optimistic as we complete our 90/th/ day into our previously announced restructuring, while retaining as many producers as possible. Our management team will continue to review all revenue aspects of our business with a focus on productivity. We believe this strategic move will place us in a good position to take advantage of the upturn when the market bounces back," added Rhodes.

A conference call to discuss the preliminary results is scheduled for 9:00 a.m. PDT today and may be accessed live via the Internet at www.streetevents.com or
                                                       --------------------
www.hallkinion.com.  A replay of the webcast will be available until July 30,
------------------
2001.

                                    -more-
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Hall, Kinton & Associates, Inc.
July 10, 2001/Page 2

Additionally, investors can listen to the call by dialing 888-413-4411 or 703-871-3795 at least 5 minutes prior to the start. A replay of the call will be available through July 30, 2001 by dialing 703-925-2435, code #5375104.

Final results for the second quarter and further details on the company's expectations for 2001 will be provided in the conference call scheduled for July 31, 2001.

About Hall Kinion
Hall Kinion, The Talent Source for the Internet Economy(R), provides specialized technology professionals on a contract and permanent basis to Internet companies; software and hardware vendors; Fortune 1000 companies with strong intranet and extranet initiatives; and E-commerce/Web-design firms. The company specializes in filling cutting-edge technology positions at R&D departments of technology leaders and innovative start-ups. Hall Kinion currently operates 38 offices in 24 major technology centers in the United States, and abroad. Hall Kinion serves the Silicon Valleys of the world.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Hall Kinion's expectations, beliefs, hopes, intentions, models or strategies regarding the future. All forward-looking statements included in this release are based upon information available to Hall Kinion as of the date thereof, and Hall Kinion assumes no obligation to update any such forward-looking statement. Actual results could differ materially from Hall Kinion's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the rate of hiring and productivity of sales and sales support personnel; the availability of qualified IT professionals; changes in the relative mix between contract services and permanent placement services; changes in the pricing of Hall Kinion's services; the timing and rate of entrance into new geographic markets and the addition of offices; the structure and timing of acquisitions, changes in demand for IT professionals; changes in the economic outlook for the high technology industry and general economic factors. Please refer to the discussion of risk factors and other factors included in Hall Kinion's Report on Form 10-K for the year ended December 31, 2000 and other filings made with the Securities & Exchange Commission.

      Hall Kinion's World Wide Web site is located at http://www.hallkinion.com.

     For more information on Hall, Kinion & Associates, Inc. at no cost, please call 1-800-PRO-INFO (U.S.) or 732-544-2850 (Int'l), ticker symbol HAKI.